Exhibit 99.1




For Immediate Release                   For additional information contact:
                                        J.W. Roth, AspenBio, Inc. (303) 794-2000



    AspenBio, Inc. Announces The Completion of a $1,083,750 Private Placement
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Castle Rock, CO, January 7, 2004/PR News - AspenBio, Inc. (OTCBB: APNB)
announced today that it has completed a Private Placement of 1,083,750 shares of common stock at $1.00 per share. Placement Agent for the transaction was Berry Shino Securities.

This news release includes "forward looking statements" of AspenBio, Inc. ("APNB") as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APNB believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APNB believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APNB. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including development of new products, obtaining additional funding, adverse changes in market conditions, fluctuations in sales volumes, and problems in collecting receivables. Furthermore, APNB does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APNB's recent filings with the SEC.



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